                                       18
                                                                     EXHIBIT 3.1

                             ARTICLES OF RESTATEMENT

                                       of

                               ALLIED Group, Inc.


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

        Pursuant to Section 1007 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation's articles of incorporation.

1.      The name of the corporation is ALLIED Group, Inc.

2.      The text of the Restated Articles of Incorporation is as follows:

                                   ARTICLE I.

        The name of the Corporation is ALLIED Group, Inc.

                                   ARTICLE II.

        The period of its duration is perpetual.

                                  ARTICLE III.

        The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be organized.

                                   ARTICLE IV.

        (a) The total number of shares of stock which the Corporation shall have authority to issue is forty-seven million five hundred thousand (47,500,000) shares consisting of forty million (40,000,000) shares of common stock without par value and seven million five hundred thousand (7,500,000) shares of preferred stock without par value.

        (b) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Iowa, to establish from time to time, by duly adopted resolution, the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (1) The number of shares constituting that series and the distinctive designation of that series;

               (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series;

               (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, from which date or dates, and the terms of such voting rights;

               (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

               (8) Any other relative rights, preferences and limitations of that series.

        (c) Each holder of common stock of record shall have one vote for each share of common stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

         (d) At all meetings of stockholders, a majority of the shares entitled to vote at such meeting represented in person or by proxy, shall constitute a quorum, and at any meeting at which a quorum is present the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the stockholders; except that the following actions shall require the affirmative vote or concurrence of a majority of all of the outstanding shares of the Corporation entitled to vote thereon: (1) adopting an amendment or amendments to these Articles of Incorporation, (2) lending money to, guaranteeing the obligations of or otherwise assisting any of the directors of the Corporation, (3) authorizing the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation, with or without its goodwill, not in the usual and regular course of business, (4) approving a plan of merger or consolidation, (5) adopting a resolution submitted by the Board of Directors to dissolve the Corporation, and (6) adopting a resolution submitted by the Board of Directors to revoke voluntary dissolution proceedings.

        (e) No stockholder of the Corporation shall have any preemptive or similar right to acquire or subscribe for any additional unissued or treasury shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

        (f) The Board of Directors may from time to time distribute to the stockholders in partial liquidation, out of either stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Iowa.

                                   ARTICLE V.

        The Bylaws may contain provisions restricting the transfer of stock of the Corporation. No stockholder shall sell, assign, transfer, dispose of or encumber any shares of stock in violation of any conditions stated in the Bylaws.

                                   ARTICLE VI.

        The address of the registered office of the Corporation is 701 Fifth Avenue, Des Moines, Iowa 50309, and the name of the registered agent at such address is Jamie H. Shaffer.

                                  ARTICLE VII.

        Deeds, mortgages and all instruments affecting title to real estate, except mortgage releases, shall be signed by the President and countersigned or attested by the Secretary. Mortgage releases may be executed by any one or more of the officers of the Corporation.

                                  ARTICLE VIII.

        The number of directors constituting the Board may be increased or decreased as provided in the Bylaws. Directors are divided into three classes and are elected for three-year terms.

                                   ARTICLE IX.

        The stockholders and their private property shall be exempt from all liability from corporate debts, obligations and undertakings.

                                   ARTICLE X.

        A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
        (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 496A.44 of the Iowa Business Corporation Act, or any successor Act thereto. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If Iowa law is hereinafter changed to permit further elimination or limitation of the liability of directors for monetary damages to the Corporation or its stockholders, then the liability of a director of this Corporation shall be eliminated or limited to the full extent then permitted. The directors of this Corporation have agreed to serve as directors in reliance upon the provisions of this Article.

        This Corporation shall indemnify a director of this Corporation, and each director of this Corporation who is serving or who has served, at the request of this Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent possible against expenses, including attorneys' fees, judgments, penalties, fines, settlements and reasonable expenses, actually incurred by such director or person relating to his conduct as a director of this Corporation or as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, except that the mandatory indemnification required by this sentence shall not apply (i) to a breach of a director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which a director derived an improper personal benefit, (iv) under Section 496A.44 of the Iowa Business Corporation Act, or any successor Act thereto, or (v) against judgments, penalties, fines and settlements arising from any proceeding by or in the right of the Corporation, or against expenses in any such case where such director shall be adjudged liable to the Corporation.


                              ARTICLES OF AMENDMENT

                           CERTIFICATE OF DESIGNATIONS
                          6-3/4% SERIES PREFERRED STOCK
                                       OF
                               ALLIED GROUP, INC.


        Pursuant to Section 490.602 of the Iowa Code (1992)

        RESOLVED, that pursuant to the authority vested in the Board of Directors of ALLIED Group, Inc. (the "Company") in accordance with the provisions of its Amended and Restated Articles of Incorporation, as amended, a series of Preferred Stock is hereby authorized to be issued with voting powers, designations, preferences, and other special rights, qualifications, limitations and restrictions as follows:

        1.    Designation and Amount.

              The shares of this series of Preferred Stock shall be designated as the 6-3/4% Series Preferred Stock with no par value (hereinafter referred to as "6-3/4% Preferred Stock"), and the number of shares constituting this series shall be 1,827,222.

        2.    Dividends and Distributions.

              (a) The holders of shares of 6-3/4% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cumulative cash dividends ("Dividends") in an amount per share equal to the annual rate of 6-3/4% of the

                    Liquidation Preference (as defined in Section 4), payable quarterly, one-fourth on the last day of each December, March, June, and September (each a "Dividend Payment Date"), commencing on December 31, 1992, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a business day, the dividend payment due on such Dividend Payment Date shall be paid on the business day immediately preceding such Dividend Payment Date. Dividends shall begin to accrue on outstanding shares of 6-3/4% Preferred Stock from the date of issuance of such shares of 6-3/4% Preferred Stock. Dividends shall accrue on a daily basis whether the Company shall have earnings or surplus at the time, but Dividends accrued on the shares of 6-3/4% Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. For the period from the date of issuance until the first Dividend Payment Date, Dividends shall accrue on a daily basis and shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Dividends.

              (b) So long as any 6-3/4% Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the 6-3/4% Preferred Stock as to dividends, unless there shall also be or have been declared or paid or set apart for payment on the 6-3/4% Preferred Stock, like dividends for all dividend payment periods of the 6-3/4% Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period of the 6-3/4% Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the 6-3/4% Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the 6-3/4% Preferred Stock until full cumulative dividends on the 6-3/4% Preferred Stock shall have been declared and paid or set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the 6-3/4% Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the 6-3/4% Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking junior to the 6-3/4% Preferred Stock.

         3. Voting Rights. Except as provided for in Section 3(d) hereof, the holders of the shares of 6-3/4% Preferred Stock shall have the following voting rights:

              (a) The holders of 6-3/4% Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, without par value, of the Company (the "Common Stock"), voting together with the holders of Common Stock as one class. Each share of the 6-3/4% Preferred Stock shall be entitled to one vote.

              (b) Except as otherwise required by law or set forth herein, holders of 6-3/4% Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that if shareholder voting is otherwise required by law or these articles, the vote of at least a majority of the outstanding 6-3/4% Preferred Stock, voting as a separate voting group, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Amended and Restated Articles of Incorporation of the Company, as amended, or this Resolution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Company is the surviving or resulting corporation) if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of 6-3/4% Preferred Stock so as to affect them adversely.

              (c) In the event the Company shall, at any time, declare or pay any dividend on its Common Stock or on its voting preferred stock of any series (herein referred to as "voting stock"), payable in shares of its voting stock, or effect a subdivision or combination of the outstanding shares of its voting stock (by reclassification or otherwise than by payment of a dividend in shares of voting stock) either (i) the Company shall take all comparable action necessary to preserve the relative voting power of the holders of the 6-3/4% Preferred Stock outstanding by subdividing or combining the outstanding shares of 6-3/4% Preferred Stock, or otherwise; or (ii) each outstanding share of 6-3/4% Preferred Stock outstanding shall thereafter have that number of votes which is equal to the number of votes which the holder of an outstanding share of voting stock on which such dividend was paid or which was so subdivided or combined held immediately after the payment of such dividend or the subdivision or combination of such share.

              (d) In the event of any assignment, transfer, or other disposition of shares of 6-3/4% Preferred Stock to any person other than ALLIED Mutual Insurance Company ("ALLIED Mutual") or an affiliate or successor corporation to ALLIED Mutual, the shares of 6-3/4% Preferred Stock so disposed, upon such disposition and without any further action by the Company or the holder thereof, shall become non-voting, and no such person or entity receiving the disposed of shares shall have any of the voting powers ascribed to shares of 6-3/4% Preferred Stock hereunder except as may be required by law. Whenever the 6-3/4% Preferred Stock is non-voting, pursuant to the preceding sentence, in the event that Dividends shall remain unpaid for more than six quarterly periods, the holders shall thereafter, commencing with the following annual meeting of the stockholders of the Company, be entitled to elect one director to the Board of Directors of the Company, upon notice to the Company sufficient to permit its compliance with all regulatory requirements. Certificates representing shares of 6-3/4% Preferred Stock shall be legended to reflect the provisions of this Section 3(d).

              (e)   For  purposes  of  this  Certificate  of  Designation,   the
                    following definitions shall apply:

                          An "affiliate" of, or person "affiliated" with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

                          The term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

                          A "successor" to a specified person shall mean a person that directly, or indirectly, and whether alone or acting in concert with others, acquires, by any means, substantially all of the business or assets of such specified person.

        4.    Liquidation, Dissolution or Winding-up.

              (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of 6-3/4% Preferred Stock shall be entitled to receive out of the assets of the Company which remain after the debts or obligations of the Company have been paid and which are available for payment to stockholders and subject to the rights of the holders of stock of the Company ranking senior to or on a parity with the 6-3/4% Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the 6-3/4% Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Company, liquidating distributions in cash in the amount of $28.50 per share (the "Liquidation Preference"), plus an amount in cash equal to all accrued and unpaid dividends thereon to the date fixed for distribution. If upon any liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the 6-3/4% Preferred Stock and any other stock ranking as to any such distribution on a parity with the 6-3/4% Preferred Stock are not paid in full, the holders of the 6-3/4% Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(a), the holders of shares of 6-3/4% Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

              (b) Neither the merger or consolidation of the Company with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Company, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Company for purposes of this Section 4.

              (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of 6-3/4% Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of shares of 6-3/4% Preferred Stock at the address shown on the books of the Company or any transfer agent for the 6-3/4% Preferred Stock.

        5.    Redemption Rights of the Company Upon Disposition.

              (a) In the event of any assignment, transfer, or other disposition of shares of 6-3/4% Preferred Stock to any person other than ALLIED Mutual or an affiliate or successor corporation to ALLIED Mutual, all or any portion of the shares of 6-3/4% Preferred Stock that have been disposed of shall be redeemable, out of funds legally available therefor, at the option of the Company at any time after five (5) years from the date on which the shares of 6-3/4% Preferred Stock were transferred at a redemption price of the Liquidation Preference (the "Redemption Price"), plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the Redemption Price shall be made by the Company in cash. From and after the date fixed for redemption, dividends on shares of 6-3/4% Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the Redemption Price. If less than all of the outstanding shares of 6-3/4% Preferred Stock are transferred, the Company shall have the option only to redeem some portion or all of those shares that have been transferred. If less than all of the shares of 6-3/4% Preferred Stock are to be redeemed, the Company shall redeem such shares as determined by lot.

              (b) Unless otherwise required by law, notice of redemption will be sent to the holders of 6-3/4% Preferred Stock at the address shown on the books of the Company or any transfer agent for the 6-3/4% Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 6-3/4% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and
                    (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon surrender of the certificates for any shares so called for redemption, such shares shall be redeemed by the Company at the date fixed for redemption and at the Redemption Price set forth in this
                    Section 5. Payment of the Redemption Price shall be made by the Company within five (5) days after the date fixed for redemption.

        6.    Ranking; Retirement Of Shares.

              (a) The 6-3/4% Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up of the Company, and, unless otherwise provided in the Restated Articles of Incorporation of the Company, or a Certificate of Designations relating to any other series of preferred stock of the Company, the 6-3/4% Preferred Stock shall rank on a parity with all other series of the Company's Preferred Stock (including any series of ESOP Convertible Preferred Stock), as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

              (b) Any shares of 6-3/4% Preferred Stock acquired by the Company by reason of redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of 6-3/4% Preferred Stock and restored to the status of authorized but unissued shares of preferred stock of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

        7.    Miscellaneous.

              (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Company, to its office at 701 Fifth Avenue, Des Moines, Iowa 50309 (Attention:
                    Corporate Treasurer) or to the transfer agent for the 6-3/4% Preferred Stock, or other agent of the Company designated as permitted by this Resolution, or (ii) if to any holder of the 6-3/4% Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the 6-3/4% Preferred Stock), or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

              (b) Unless otherwise provided in the Restated Articles of Incorporation, as amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of 6-3/4% Preferred Stock and any other stock ranking on a parity with the 6-3/4% Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the 6-3/4% Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the 6-3/4% Preferred Stock and such other stock bear to each other.

              (c) The Company may appoint, and from time to time discharge and change, a transfer agent for the 6-3/4% Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of 6-3/4% Preferred Stock.

        FURTHER RESOLVED, that any officer of the Company be, and hereby is, authorized for and on behalf of the Company, to perform any and all acts and execute any and all documents necessary or advisable to effectuate the foregoing Resolution.

3. The Restated Articles of Incorporation were adopted by the Board of Directors.

4. The duly adopted Restated Articles of Incorporation supersede the restated and amended articles of incorporation and all amendments to them.

         The effective date of this document is May 1, 1996.


                                                     ALLIED Group, Inc.


                                                  ------------------------------
                                                        Jamie H. Shaffer
                                                      President (Financial)